                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                                TENDER OF SHARES
                                 OF COMMON STOCK
             (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                       OF
                          SIGNAL TECHNOLOGY CORPORATION
                                       TO
                                 STC MERGER CO.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                    CRANE CO.
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     As described in the Offer to Purchase (as defined below), this form, or a substantially equivalent form, must be used to accept the Offer (as defined in the Offer to Purchase) in any of the following circumstances:

     (a) if certificates representing your shares of common stock, par value $0.01 per share, and the associated Common Stock Purchase Rights (the "Shares"), of Signal Technology Corporation, a Delaware corporation ("Signal"), are not immediately available;

     (b) if the procedure for book-entry transfer cannot be completed on a timely basis; or

     (c) if time will not permit certificates representing the Shares to be tendered or any other required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

     This form may be delivered by hand or transmitted by telegram, facsimile or mail to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in "The Tender Offer--Procedures for Tendering Shares" in the Offer to Purchase). See the guaranteed delivery procedures described in "The Tender Offer--Procedures for Tendering Shares" in the Offer to Purchase for more details.

                   THE GUARANTEE ON PAGE 3 MUST BE COMPLETED.

     This form is NOT to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the space provided in the signature box on the Letter of Transmittal.

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH BELOW OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY.


                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK


             BY MAIL:                          BY HAND OR OVERNIGHT COURIER:
    Tender & Exchange Department                Tender & Exchange Department
          P.O. Box 11248                             101 Barclay Street
         Church Street Station                   Receive and Deliver Window
   New York, New York 10286-1248                  New York, New York 10286

                               FACSIMILE NUMBER:
                       (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 212-815-6433

                        FOR CONFIRMATION OF FACSIMILE:
                                  212-815-6212

     Ladies and Gentlemen:

     The undersigned hereby tenders to STC Merger Co., a Delaware corporation and an indirect wholly owned subsidiary of Crane Co., a Delaware corporation, on the terms and subject to the conditions set forth in the Offer to Purchase, dated April 25, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "The Tender Offer--Procedures for Tendering Shares" in the Offer to Purchase.


Signature(s):
             -----------------------------------------------------------------


Name(s) of Record Holders(s):
                             -------------------------------------------------
                                    PLEASE PRINT OR TYPE


Number of Shares:
                 -------------------------------------------------------------


Certificate Number(s) (if available):
                                     -----------------------------------------


Date:                                                                    , 2003
     -------------------------------------------------------------------


Address(es):
          --------------------------------------------------------------------
                               INCLUDE ZIP CODE


Daytime Area Code and Telephone Number(s):
                                          ------------------------------------


Taxpayer Identification or Social Security Number:
                                                  ----------------------------


Check box if Shares will be tendered by Book-Entry Transfer: [ ]


Account Number at the Book-Entry Transfer Facility:
                                                  ----------------------------

                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED


                                    GUARANTEE


                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned (the "Eligible Institution"), a participant in either the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program, hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to procedures set forth in "The Tender Offer--Procedures for Tendering Shares" in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu thereof) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) Nasdaq National Market trading days after the date of execution hereof.

     The Eligible Institution must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the applicable time period set forth above. Failure to do so could result in financial loss to the Eligible Institution.


Name of Firm:
             -----------------------------------------------------------------


Address:
        ---------------------------------------------------------------------

        ---------------------------------------------------------------------
                               INCLUDE ZIP CODE


Area Code and Telephone Number:
                               -----------------------------------------------


Authorized Signature:
                     ---------------------------------------------------------


Name:
      ------------------------------------------------------------------------
                              PLEASE PRINT OR TYPE


Title:
      -------------------------------------------------------------------------


Date:                                                                     , 2003
     ---------------------------------------------------------------------
     NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


                                       3